CHARLES K. IKONA, P.ENG.

PAMICON DEVELOPMENTS LTD.

Suite 615 – 800 Pender Street W.
Vancouver, BC  V6B 1N2

Telephone: (604) 684-5901

Fax: (604) 684-0276

Email: chuckandmo@telus.net

CERTIFICATE of AUTHOR

I, Charles K. Ikona, P. Eng. do hereby certify that:

1.

I am currently employed as a Consulting Mining Engineer by:

Pamicon Developments Ltd.

Suite 615, 800 Pender Street W.,

Vancouver, BC, Canada,

V6B 1N2.

2.

I graduated with a degree in Mining Engineering from the University of British Columbia in 1966.

3.

I am a member in good standing of the Association of Professional Engineers and Geoscientinsts of the Province of British Columbia (Reg. No. 9063) since 1973.

4.

I have worked as a Mining Engineer for a total of 39 years since my graduation from university.

5.

I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

6.

I am responsible for the preparation of all section of the technical report titled “Technical Report on Alluvial Diamond Properties EPL 1/94 & EPL 5/94 Sierra Leone” and dated November 15, 2005, as amended January 18, 2006 (the “Technical Report”) relating to the EPL 1/94 & EPL 5/94 (now EXPL 8/05) Alluvial Diamond properties.  I visited the EPL 1/94 property on behalf of Cream Minerals Ltd. in March 2005 for three days.  I did not visit EPL 5/94, which is an offshore lease with no pertinent features visible.

7.

I have had prior involvement with the properties that are the subject of the Technical Report.  The nature of my prior involvement is that I visited the EPL 1/94 property on behalf of Cassierra Diamond Mining Corporation in November 1996.  I did not visit EPL 5/94, which is an offshore lease with no pertinent features visible.

8.

As of the date hereof, to the best of my knowledge, information and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

9.

I am independent of the issuer applying all of the tests in section 1.4 of National Instrument 43-101.

10.

I have read National Instrument 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.

11.

I consent to the filing of the Technical Report with any stock exchange and other regulatory authority and any publication by them, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

Dated this 18th Day of January, 2006.

/s/ Charles K. Ikona

Signature of Qualified Person

Charles K. Ikona

Print name of Qualified Person

CHARLES K. IKONA, P.ENG.

PAMICON DEVELOPMENTS LTD.

Suite 615 – 800 Pender Street W.
Vancouver, BC  V6B 1N2

Telephone: (604) 684-5901

Fax: (604) 684-0276

Email: chuckandmo@telus.net

CONSENT of AUTHOR

TO:

British Columbia Securities Commission, Alberta Securities Commission and TSX Venture Exchange

I, Charles K. Ikona, P. Eng., do hereby consent to the filing, with the regulatory authorities referred to above, of the technical report titled “Technical Report on Alluvial Diamond Properties EPL 1/94 & EPL 5/94 Sierra Leone” and dated November 15, 2005, as amended January 18, 2006 (the “Technical Report”) and to the written disclosure in the News Release dated January 18, 2006, of Cream Minerals Ltd.

I also certify that I have read the written disclosure being filed and that it fairly and accurately represents the information in the Technical Report that supports the disclosure.

Dated this 18th Day of January, 2006.

/s/ Charles K. Ikona

Signature of Qualified Person

Charles K. Ikona, P.Eng.

Print name of Qualified Person